SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 17, 2012

AVALON OIL & GAS, INC.
 (Name of Small Business Issuer in its charter)

Nevada	1-12850	84-1168832
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7808 Creekridge Circle, Suite 105
Minneapolis, MN 55439
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:   952-746-9652

 (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The following persons were appointed to the positions, effective on the dates shown below:

Name	Position	Effective Date

Kent Rodriguez	Chief Executive, Financial and	January 1, 1988
Accounting Officer and a Director

Douglas Barton	Director	November 1, 1994

Jill Allison	Director	October 1, 2007

Rene Hausler	Director	August 1, 2010

Information regarding the Company’s officers and directors is found below.

Kent Rodriguez

Since 1995, Mr. Rodriguez has been the Managing Partner of Weyer Capital Partners, a Minneapolis-based venture capital corporation. From 1985 to 1995, he was employed by the First National Bank of Elmore, Elmore, Minnesota, in various capacities. Mr. Rodriguez holds a B.A. degree in Geology from Carleton College.

Jill Allison

Ms. Allison has over 20 years of diversified management experience in business development and technology commercialization. Prior to joining Avalon, Ms. Allison managed a technology strategy consulting practice with focus in the market convergence of physical and IT security industries. Her venture development background includes market leadership positions with Monsanto, Iridian Technologies, Pinkertons and Cylink Corporation. Ms. Allison holds a B.A. in Economics from Gustavus Adolphus College; a Master's in International Management (MIM) in Marketing from the American Graduate School of International Management (Thunderbird), Glendale, AZ; and an MBA in Strategic and Entrepreneurial Management from the Wharton School of the University of Pennsylvania.

Douglas Barton

Since 1987 Mr. Barton has been the President and sole owner of Venture Communications, Inc., a private promotion, development, and marketing consulting firm. Mr. Barton holds a B.S. degree in Economics/History from the University of Minnesota.

Rene Häusler

Mr. Häusler is currently a Political and Business Consultant, is Chairman of the Board and Managing Director of all companies associated with the L’Avenir Group. He also serves as Chairman of the Board of Bowl Construction AG, Member of the Board of ProgressNow!invest AG, a SIX-listed private equity investment company, and is a member of the Board of Directors of ThaiSwiss SME-Industrial Center Ltd., Pranburi, Thailand, and of Sempre-Automaten AG and Theracon AG in Switzerland. His background includes Assistant to the Managerial Committee and Head of several departments for Bank Sogenal. He also served as a member of the military-diplomatic Swiss delegation to the Neutral Nations Supervisory Commission (NNSC) in Korea, as liaison officer to the UN High Command and the Government of South Korea. Mr. Häusler holds a Master’s degree in history, political science and constitutional law from the University of Zurich/Switzerland. From 1995 – 1999 he was also a guest lecturer at the Chulalongkorn University in Bangkok (Thailand). He has published two books and numerous articles on political psychology, economy and stock markets. Mr. Häusler is an experienced equity investment professional with a wide range of public company and private equity expertise in international markets for commodities, mineral exploration, biotechnology, and software.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON OIL & GAS, INC.

Date: July 17, 2012	By:	/s/ Kent Rodriguez
Kent Rodriguez
Chief Executive Officer